                                                                    Exhibit 10.1


                             INTERVOICE-BRITE, INC.

                FIRST AMENDMENT TO THE THIRD AMENDED AND EXTENDED
                              EMPLOYMENT AGREEMENT

         This First Amendment to the Third Amended and Extended Employment Agreement as of June 26, 2000 by and between InterVoice-Brite, Inc., a Texas corporation formerly known as InterVoice, Inc. with its principal executive offices at 17811 Waterview Parkway, Dallas, Texas 75252 (the "Company") and Daniel D. Hammond, the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Employee is presently employed by the Company pursuant to that certain Third Amended and Extended Employment Agreement dated August 17, 1999 between the Company and the Employee (the "Agreement"); and

         WHEREAS, Employee and the Company desire to amend certain terms of the Agreement to, among other things, change the Employee's title, duties and adjust his annual base salary.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

         1. Paragraph 1 of the Agreement captioned "Definitions" is hereby amended by deleting definitions of (a) "Applicable EPS Bonus Percentage" and (b) "Applicable Revenue Bonus Percentage" entirely.

         2. Paragraph 4(a) of the Agreement captioned "Base Salary" is hereby deleted in its entirety and the following is substituted in its place.

                  4(a) Base Salary. For all services rendered by the Employee under this Agreement, the Company shall pay the Employee a base salary of $240,000 per year. Such salary shall be payable in equal monthly installments in accordance with the customary payroll policies of the Company in effect at the time such payment is made, or as otherwise mutually agreed upon. Effective as of March 1 of each year during the term hereof, the Compensation Committee of the Company shall review Employee's performance for the prior fiscal year and make such adjustments in base salary from time to time at their discretion as the Employee and the Company may agree.

         3. Paragraph 4(b) of the Agreement captioned "Annual Bonus" is hereby deleted in its entirety.

         4. Paragraph 5(a) of the Agreement captioned "Position and Duties" is hereby deleted in its entirety and the following is substituted in its place.

                  5(a) Position and Duties. Employee shall serve as the Chairman of the Board of the Company, accountable only to the Board of Directors of the Company and subject to the authority of such board and shall have such other powers and duties as may from time to time be prescribed by such board, provided that such duties are reasonable and customary for a Chairman of the Board of a public company.

         5. Paragraph 5(b) of the Agreement captioned "Extent of Services and Situs" is hereby deleted in its entirety and the following is substituted in its place.

                  5(b) Extent of Services and Situs. The Employee shall devote a sufficient amount of his business time, attention and energy to the business and affairs of the Company as is necessary to carry out his duties described in paragraph 5(a) above and shall not during the term of his employment under this Agreement engage in any other business activity which could constitute a conflict of interest, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. This shall not be construed as preventing the Employee from managing his current investments or investing his assets in such form or manner as will not require any services on the part of the Employee in the operation and the affairs of the companies in which such investments are made, subject to the provisions of Sections 6 and 27. The Employee shall not be required to change the principal place of his employment to a location which is more than 15 miles further away from his principal residence than such principal place of employment at the time of the execution of this Agreement.

         6. The entire Agreement is amended by deleting entirely reference to "Annual Bonus" wherever it appears.

         7. All of the provisions of the Agreement not specifically amended, deleted or modified by this First Amendment are hereby ratified in their entirety and shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to the Agreement on the day first above written.

                                        COMPANY:

                                        INTERVOICE-BRITE, INC.

                                        By:
                                             ---------------------------------
                                        Name:
                                               -------------------------------
                                        Title:
                                                ------------------------------

                                        EMPLOYEE:

                                        --------------------------------------
                                        DANIEL D. HAMMOND